SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 26, 2008
GRUBB & ELLIS COMPANY
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8122 (Commission File Number)	94-1424307 (IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300 Santa Ana, California (Address of Principal Executive Offices)	92705 (Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 26, 2008 the board of directors of the Company amended Section 2.07 of the Company’s Amended and Restated Bylaws (the “Bylaws”), so as to make them consistent with the stockholder list delivery requirements under Section 219 of the Delaware General Corporation Law (the “Bylaw Amendment”). The Bylaw Amendment provides that the Company’s stockholder list shall be made available for the ten-day period prior to every meeting of stockholders either on a reasonably accessible electronic network or at the Company’s principal place of business during ordinary business hours and specifies that if the meeting is to be held solely by remote communication, then the list must be made available during the meeting on a reasonably accessible electronic network. Section 2.07 of the Bylaws previously stated that the Company’s stockholder list shall be made available during ordinary business hours for the ten-day period prior to every meeting of stockholders, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.
     The foregoing is a summary of the Bylaw Amendment and does not purport to be a complete discussion of the Bylaw Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is annexed as an Exhibit to this Current Report on Form 8-K.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Amendment to the Amended and Restated Bylaws of Grubb & Ellis Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRUBB & ELLIS COMPANY
Date: October 29, 2008	By:	/s/ Richard W. Pehlke
		Name:	Richard W. Pehlke
		Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Bylaws of Grubb & Ellis Company.